EXHIBIT 99.1

MALLINCKRODT PLC
SPECIALTY GENERICS SEGMENT ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended June 28, 2024	Three Months Ended March 29, 2024	Three Months Ended December 29, 2023	Three Months Ended September 29, 2023	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023
Specialty Generics Adjusted EBITDA [1]	$94.6	$67.6	$46.1	$64.8	$46.1	$43.1

MALLINCKRODT PLC
SEGMENT OPERATING INCOME TO ADJUSTED EBITDA RECONCILIATIONS
(unaudited, in millions)

	Successor
	Three Months Ended June 28, 2024	Three Months Ended March 29, 2024
Specialty Generics Segment Operating Income per SEC Filings [2]	$62.4	$38.2
Adjustments:
Fresh-start inventory-related expense	32.1	29.3
Other income, net [3]	0.1	0.1
Specialty Generics Adjusted EBITDA	$94.6	$67.6

MALLINCKRODT PLC
SEGMENT OPERATING INCOME TO ADJUSTED EBITDA RECONCILIATIONS - CONTINUED
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Combined
	Period from November 15, 2023 to December 29, 2023	Period from September 30, 2023 to November 14, 2023	Three Months Ended December 29, 2023
Specialty Generics Segment Operating Income per SEC Filings [2]	$5.8	$24.3	$30.1
Adjustments:
Fresh-start inventory-related expense	16.1	—	16.1
Other expense, net [3]	—	(0.1)	(0.1)
Specialty Generics Adjusted EBITDA	$21.9	$24.2	$46.1
1 The supplemental financial information contains Adjusted EBITDA, which is considered a “Non-GAAP” financial measure under the applicable U.S. Securities and Exchange Commission’s rules and regulations, together with the reconciliation to the most directly comparable GAAP financial measure. Management strongly encourages readers to review the Company’s audited and unaudited condensed consolidated financial statements and publicly filed reports in their entirety.

2 As disclosed in the Company’s quarterly report on Form 10-Q for the three months ended June 28, 2024 (Successor), management measures and evaluates the Company's operating segments based on segment net sales and operating income. Management excludes corporate expenses from segment operating income. In addition, certain amounts that management considers to be non-recurring or non-operational are excluded from segment operating income because management and the chief operating decision maker evaluate the operating results of the segments excluding such items. These items may include, but are not limited to, depreciation and amortization, share-based compensation, net restructuring charges, non-restructuring impairment charges and liabilities management and separation costs. Although these amounts are excluded from segment operating income, as applicable, they are included in reported consolidated operating loss. Management believes that the segment operating income is the most directly comparable U.S. GAAP measure for the segment Adjusted EBITDA.

3 Excludes intercompany expense of $5.3 million, $3.7 million, $1.0 million, $24.4 million, $7.3 million, $2.7 million and $3.7 million for the three months ended June 28, 2024 (Successor), the three months ended March 29, 2024 (Successor), the period from November 15, 2023 to December 29, 2023 (Successor), the period from September 30, 2023 to November 14, 2023 (Predecessor), the three months ended September 29, 2023 (Predecessor), the three months ended June 30, 2023 (Predecessor) and the three months ended March 31, 2023 (Predecessor), respectively. These intercompany expenses primarily related to an allocation of corporate overhead costs to the Specialty Generics reportable segment.

MALLINCKRODT PLC
SEGMENT OPERATING INCOME TO ADJUSTED EBITDA RECONCILIATIONS - CONTINUED
(unaudited, in millions)

	Predecessor
	Three Months Ended September 29, 2023	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023
Specialty Generics Segment Operating Income per SEC Filings [2]	$64.0	$35.1	$32.8
Adjustments:
Fresh-start inventory-related expense	0.7	11.0	10.3
Other income, net [3]	0.1	—	—
Specialty Generics Adjusted EBITDA	$64.8	$46.1	$43.1

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Successor
	Three Months Ended June 28, 2024	Three Months Ended March 29, 2024
Specialty Generics
Opioids	$95.2	$81.9
ADHD	41.8	31.7
Addiction treatment	21.0	15.4
Other	3.6	1.5
Generics	161.6	130.5
APAP	47.3	51.7
Controlled Substances	26.4	22.9
Other	4.5	5.4
API	78.2	80.0
Specialty Generics	$239.8	$210.5

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES - CONTINUED
(unaudited, in millions)

	Successor	Predecessor	Non-GAAP Combined
	Period from November 15, 2023 to December 29, 2023	Period from September 30, 2023 to November 14, 2023	Three Months Ended December 29, 2023
Specialty Generics
Opioids	$31.6	$30.5	$62.1
ADHD	13.5	18.5	32.0
Addiction treatment	10.5	8.8	19.3
Other	1.6	0.6	2.2
Generics	57.2	58.4	115.6
APAP	32.5	21.2	53.7
Controlled substances	11.6	14.1	25.7
Other	1.9	1.7	3.6
API	46.0	37.0	83.0
Specialty Generics	$103.2	$95.4	$198.6

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES - CONTINUED
(unaudited, in millions)

	Predecessor
	Three Months Ended September 29, 2023	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023
Specialty Generics
Opioids	$65.9	$72.1	$62.2
ADHD	41.5	19.0	22.4
Addiction treatment	15.1	16.1	15.6
Other	3.4	2.4	1.8
Generics	125.9	109.6	102.0
APAP	57.4	59.8	46.4
Controlled Substances	22.0	20.9	18.5
Other	5.5	4.6	5.7
API	84.9	85.3	70.6
Specialty Generics	$210.8	$194.9	$172.6

3